Power of Attorney The undersigned, as a Section 16 reporting person of Loma Negra Compañia Industrial Argentina Sociedad Anónima (the "Company"), hereby constitutes and appoints Emilio Minvielle, Burc Ozcelik, Denitza Golemanova, Thomas Thiphaine Koffman, André Beniclo, Luciano Federico Babuin and Fabian Gregorio Fuente, as well as any individual then serving as Attomey of the Company, and each of them, acting singty and with full power of substitution, as the underslgned's true and lawful attomey-in-fact to: 1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commisslon (the "SEC") a Form ID, including any amendments thereto, and any other documentation necessary or appropriate to obtain, maintain or regenerate EDGAR access codes and passwords, enroll the underslgned in EDGAR Next or any successor system, update passphrases, and designate or changa EDGAR account administrators, as appllcable, in order to enable the undersigned to make electronic filings with the SEC of reports requirecl by Section 16(a) of the Securlties Exchange Act of 1934 or any rule or regulation of the SEC; 2. complete and execute Forms 3, 4 and 5 and other forms and ali amendments thereto as such attorney-in fact shall in hls or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the underslgned's ownershlp, acquisition or dlsposition of securities of the Company; and 3. do all acts necessary in order to file such forms with the SEC, any securiües exchange or national association, the Company and such other person or agency as the attomeys-ln-fact shall deem appropriate. The undersigned hereby ratifies and confirms all that said attomeys-in-fact and agents shall do or cause to be done by virtue hereof. This Power of Attomey shall remaln in full force and effect until the undersigned Is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earller revoked by the undersigned in a signad writing delivered to the Company and the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has causad this Power of Attom:=e~~~~~~~ 2026. By: Name: Title: Director of the Company 11 1

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24 Febrero Buenos Aires, de Titular del Registro Notarial Nº 501 2 firma .,_ tr,>,_{. •·.~ ~'":., ... ·:~ ~ .r-. ,. ., ~[!I F 020536430 t!I~ 2026 de . En mi carácter de escribano 3 CERTIFICO: Que la/s que obra/n en el 4 documento que adjunto a esta foja, cuyo requerimiento de certificación se 1 5 formaliza simultáneamente por ACTA número 60 del LIBRO 6 número 482 , es/son puesta/s en mi presencia por la/s persona/s 7 cu)o/s nombre/s. documento/s de identidad y justificación de identidad se indican: 8 Javier Enrique PATRON, 0.N.I. Nº 17.423.577, quien acre.dita su identidad en los términos del 9 Inciso b) del artículo 306 del Código Civil y Comercial de la Nación. Concurre a este acto como 1 o Director Titular de la sociedad "LOMA NEGRA COMPANÍA INDUSTRIAL ARGENTINA SOClEOAD 11 ANÓNIMA" C.U.I.T. 30-50053085-1, con domicilio en Boulevard Cecilia Grierson N° 355, Piso 4 de 12 esta ciudad. La existencia societaria y el carácter invocado se justifica con: a) Constitución de 13 fecha 10/5/1926, pasada ante el escribano Enrique de la Villa de la ciudad de La Plata. capital de 14 la Provincia de Buenos Aires, inscripta en el Re9.istro Público de Comercio de A2ul, provincia de 15 Buenos Aires, el 5/8/1926, al folio 46, baio el Nº 38; b) Cambio de denominación social de fecha 16 29 de diciembre de 1927, pasada ante el Escribano mencionado, al Folio 527, Inscripta en el 17 Re9lstro Publi(o de Comercio de Azul, Provincia· de Buenos Aires, el 14 de diciembre de 1927, 18 bajo el N• 112; e) Cambio de domicilio según Acta del 04 de julio de 2018, Inscripto en IGJ el 19 01/10/2018 bajo el N° 18553, Lg 91, Tg de Sociedades por Acciones; d) Texto Ordenado y 2º Modificación de Estatuto se~ún Acta del 16 de abril de 2020, inscripto en la I.G.J. el 13 de Julio 21 de 2021, bajo el Nª 1067S, Lº 103, ro de Sociedades por Acciones; y e) Acta Nº 178 del 22 23/4/2025, que resuelve la Designación como Director Titular. La documentaclón relacionada en 23 sus originales tenga a la vista surgiendo de las mismas las facultades suficientes para este acto, , 24 asegurando el compareciente la plena vigencia de la representación invocada. Dejo constancia 25 que el documento objeto de la presente certificación se encuentra redactado en idioma

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